Exhibit 99.1

Context Therapeutics Acquires Phase 1-ready T cell Engager CT-95

CT-95 is a potentially first-in-class mesothelin x CD3 bispecific antibody

Acquisition expands Context pipeline with second clinical-stage T cell engager for solid tumors

PHILADELPHIA, PA— July 10, 2024—Context Therapeutics Inc. (“Context” or the “Company”) (Nasdaq: CNTX), a biopharmaceutical company advancing medicines for solid tumors, today announced that it has entered into an asset purchase agreement under which the Company has acquired CT-95, formerly owned by Link Immunotherapeutics, Inc. (“Link”), a mesothelin (“MSLN”) x CD3 T cell engaging (“TCE”) bispecific antibody with first-in-class potential that has received Investigational New Drug (“IND”) clearance from the U.S. Food and Drug Administration. CT-95 is on track for Phase 1 initiation in the first quarter of 2025.

“We are thrilled to add CT-95, formerly known as LNK101, to our pipeline. The successful acquisition of this MSLN x CD3 bispecific antibody is consistent with our focus on building a pipeline of TCE assets to treat solid tumors,” said Martin Lehr, CEO of Context. “Context identified MSLN as a target of interest due to its high prevalence in underserved solid cancers, including ovarian, lung, and pancreatic. Based on the compelling preclinical data generated to date, we believe that CT-95 has the potential to be both a first-in-class and best-in-class MSLN-targeting TCE.”

Mr. Lehr continued, “CT-95 is an IND-cleared asset that we plan to rapidly progress into clinical trials. We intend to fund the acquisition of CT-95 and its advancement through the dose escalation portion of a Phase 1 clinical trial with Context’s existing cash.”

About CT-95
MSLN is a membrane protein overexpressed by many cancers with limited expression in normal tissues. One challenge in developing MSLN-targeted therapies has been the presence of a shed MSLN sink found in both blood and the tumor microenvironment. CT-95 is a fully humanized bispecific TCE that employs an IgG-scFv architecture with an effector-silenced IgG1 backbone and has a relatively low affinity but high avidity for membrane-bound MSLN, minimizing the impact of the shed sink. CT-95 is being developed as a therapy for advanced cancers associated with MSLN expression.

About Context Therapeutics®
Context Therapeutics Inc. (Nasdaq: CNTX) is a biopharmaceutical company advancing medicines for solid tumors. The Company is building an innovative portfolio of clinical-stage T cell engaging bispecific therapeutics, including CTIM-76, a selective Claudin 6 (CLDN6) x CD3 bispecific antibody, and CT-95, a potential first-in-class mesothelin x CD3 bispecific antibody.

Exhibit 99.1
Context is headquartered in Philadelphia. For more information, please visit www.contexttherapeutics.com or follow the Company on X (formerly Twitter) and LinkedIn.
Forward-looking Statements
This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “look forward,” “plan,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) our expectation to rapidly progress CT-95 into clinical trials, including Phase 1 initiation in the first quarter of 2025, (ii) our expectation to fund the acquisition of CT-95 and its advancement through the dose escalation portion of a Phase 1 clinical trial with our existing cash, (iii) the potential benefits, characteristics, safety and side effect profile of CT-95, (iv) the ability of CT-95 to have benefits, characteristics, manufacturability, and a side effect profile that is differentiated and/or better than third party product candidates, (v) the likelihood data will support future development of CT-95, and (vi) the likelihood of obtaining regulatory approval for CT-95. Forward-looking statements in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we therefore cannot assure you that our plans, intentions, expectations, or strategies will be attained or achieved. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in our filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.
Media Contact:
Gina Mangiaracina
6 Degrees
917-797-7904
gmangiaracina@6degreespr.com
Investor Relations Contact:
Jennifer Minai-Azary
Context Therapeutics
IR@contexttherapeutics.com